Exhibit 3.1
AMENDED
CERTIFICATE OF INCORPORATION
WHEREAS, the Amended Certificate of Incorporation of
FIRST TRINITY FINANCIAL CORPORATION
has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.
     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.
     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this
3rd day of February, 2005.
          /s/ M. Susan Savage
          Secretary of State

OKLAHOMA SECRETARY OF STATE
AMENDED
CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT OF STOCK)
TO: OKLAHOMA SECRETARY OF STATE
  2300 N. Lincoln Blvd., Room 101, State Capitol Building
  Oklahoma City, Oklahoma 73105-4897
  (405)-521-3912
The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.	A.	The name of the corporation is:

Southwest Security Financial Corporation

	B.	As amended: The name of the corporation has been changed to:

First Trinity Financial Corporation

(Please Note: The new name of the corporation MUST contain one of the following words: association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited or one of the abbreviations co., corp., inc. or ltd.)

2.	The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

DAVID NEWSOME	320 SOUTH BOSTON AVE STE 805	TULSA	OKLAHOMA	74103

Name of Agent	Street Address	City	County	Zip code
(P. O. BOXES ARE NOT ACCEPTABLE)

3.	The duration of the corporation is:	Perpetual

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES		SERIES	PAR VALUE PER SHARE
		(If any)	(Or, if without par value, so state)
COMMON	10,000,000		$.01

PREFERRED

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to the made:
(1)	Amend Home of Corporation to First Trinity Financial Corporation

(2)	Amend Number of Shares Common to 8,000,000 at $.01 par Value

(3)	Amend Number of Shares of Preferred to 550,000 at $.01 par Value
     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.
     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president or Vice President and attested by its Secretary Assistant Secretary, this 25th day of January, 2005

By	/s/ John R Perkins

______ President

JOHN R PERKINS

(PLEASE PRINT NAME)
ATTEST:
By /s/ James C. Smith
      _____ Secretary
JAMES C. SMITH
(PLEASE PRINT NAME)